Employment Agreement

	This Employment Agreement dated May 18, 2012
(the "Agreement") by and between ALTAMIRA INSTRUMENTS, INC, a Delaware corporation (the "Company"), and BROOKMAN P. MARCH, who resides at 105 Cambridge Court, Harwick, Pennsylvania 15049
("March").

                           WITNESSETH:

	WHEREAS, the Company has employed March pursuant to various Employment Agreements, the most recent dated October 15, 2010, providing for his employment through June 30, 2012 (collectively, the "Employment Agreement"); and

	WHEREAS, the Company and March desire to continue his employment beyond June 30, 2012 pursuant to this Agreement which will supersede commencing with the Effective Date all provisions of the Employment Agreement.

	NOW, THEREFORE, it is hereby agreed as follows:

	1.	Employment:  The Company hereby continues the employment
of March for the Term as defined in Paragraph 2 below to perform the duties described in Paragraph 3 hereof, as President and Director of Sales and Marketing. As an officer of the Company he shall be entitled to the rights to indemnification provided to officers of the Company pursuant to its By-laws.

	2.	Employment Term:  This Agreement shall be effective as
of June 1, 2012 ("Effective Date") and shall continue through June 30, 2014. It may continue thereafter for additional one-year terms with the mutual consent of the Company and March, which shall be evidenced in writing 90 days or more prior to the end of the previous term. The period of employment from the date hereof until the last date of employment (the "Termination Date") pursuant to this Agreement is herein referred to as (the "Term").

	3.	Employee Duties:  March shall devote his full time and
attention to the business and affairs of the Company and its subsidiaries, performing duties substantially similar to the duties he has performed during the 12-month period ended the date hereof, as well as such additional duties reasonably designated by the Chief Executive Officer of the Company (the "CEO"), with limits of authority clearly designated. March shall report directly to the CEO. March will perform his duties at the office of the Company in Pittsburgh, Pennsylvania or at such offsite locations as March may reasonably determine his duties may be performed including travel from time to time, as is reasonable and customary.

	4.	Salary:  As compensation hereunder for the duties set
forth in Paragraph 3, March shall be paid by the Company a salary at the rate of $131,000 per annum for the year ending ended June 30, 2013 and $135,000 per annum for the year ending June 30, 2014. At the sole and absolute discretion of the Board of Directors, the Company may pay March a bonus in addition to the foregoing compensation in recognition of his services and the results of the Company's operation for each of the twelve month periods ending ending June 30, 2013 and June 30, 2014. March shall be eligible to be granted stock options under the Stock Option Plan of the Company's parent, Scientific Industries, Inc. ("SI") or any other plan SI may adopt.

	5.  	Expenses:   March is authorized to incur reasonable and
necessary expenses in connection with the discharge of his duties hereunder and in promoting the business of the Company. The Company will provide March with, or reimburse him for, a cellular phone, all expenses incurred for operating a laptop computer and wireless connection and suitable software thereon, home fax, an American Express Card annual fee, and dues for membership in one related professional organization, upon presentation on a timely basis of a properly itemized account of such expenditures. All equipment provided to Employee by the Company is the property of the Company.

	6.	Other Benefits:

		a.	During the Term, March shall be entitled to
receive from the Company such medical, hospital, dental, life and disability benefits consistent with those provided to other employees of the Company or of SI.
		b.	March shall accrue annual vacation of 3 weeks
during each fiscal year during the Term.

	7.	Termination:

		a.	In the event of March's death during the Term, this
Agreement shall terminate automatically as of the date of death, except with respect to any accrued but unsatisfied obligation as to salary, benefits and expense reimbursement to the date of death.

		b.	In the event of March?s Disability (as hereinafter
defined) during the Term and continuing for thirty (30) consecutive calendar days or sixty (60) calendar days in the aggregate during any twelve (12) consecutive months, the Company shall have the right, by written notice to March, to terminate this Agreement as of the date of such notice, except
(i) Paragraphs 8 and 9 shall remain in full force and effect, and (ii) with respect to any accrued but unsatisfied obligation as to salary, benefits and expense reimbursements under this Agreement to the date of such termination. "Disability" for the purposes of this Agreement shall mean March?s physical or mental disability so as to render him incapable of carrying out his essential duties under this Agreement.
		c.	The Company has the right to discharge March during
the Term and terminate this Agreement for any reason. If such termination is made, notice in writing shall be given as set forth in
 Paragraph 12.

                  (i).	If such termination is other than for Cause as
defined in Paragraph 7(c)(ii), the Company shall pay to March severance payments equal to one year's salary at the rate of the compensation March is receiving at the time of termination. All such severance payments shall be payable bimonthly over the following 12 months and March shall receive the benefits set forth in Paragraph 6(a), for a period of two years from termination.
		 (ii).	If such discharge is for "Cause" as hereinafter
defined this Agreement shall terminate, except Paragraphs 8 and 9 shall remain in full force and effect, upon the failure of March to cure the
Cause by the end of the 30 day period following delivery of written notice of such termination to March setting forth the Cause. For the purpose of this Agreement, "Cause" shall mean (i) conviction of a felony or (ii) gross neglect or gross misconduct (including conflict of interest) in the carrying out of March's duties under this Agreement.
In the event of a termination by the Company pursuant to this Paragraph 7(c)(ii), the Company shall not be under any further obligation to March hereunder except to pay March, subject to the rights and remedies of the Company under the circumstances, (x) salary and benefits accrued and payable up to the date of such termination, and (y) reimbursement for expenses accrued and payable under Paragraph 5 hereof through the date of termination.
		d.	March may terminate this Agreement for any reason
or no reason upon 90 days written notice as set forth in Paragraph 12, and all compensation and benefits shall cease upon such 90th date, but not beyond the date his employment would have terminated absent such notice.
	8.	Non-Competition:
		a.	Subject to the Company not then being in default
of its obligations under this Agreement, March agrees that for a period ending on a date which is two years following the last day of his employment by the Company or a subsidiary of the Company (the "Non-Competition Period"), he shall not:
i.	engage directly or indirectly in the "Restricted Area" as
defined below in the business of developing, producing, marketing or selling catalytic research instruments or components, laboratory equipment products or items or bioprocessing products or systems which the Company during the Term has advised March, that the Company,
SI or any of their subsidiaries intends to produce or sell
(collectively the "Non-Competition Activities") or;
ii.	perform services (including without limitation as an employee, independent contractor, officer, director or consultant) for, or otherwise be engaged by or have any financial interest in or affiliation with any individual corporation, partnership or any other
entity involved in the Non-Competition Activities ("Competitor Entity") or;
iii.	own, along with his affiliates, including parents, siblings and members of their families, directly or indirectly (the "March
Group"), at least 2% in the aggregate of the outstanding equity interests of any Competitor Entity; provided, however, that nothing contained in this Paragraph 8(a) shall prevent March from purchasing as an investment securities of any corporation whose securities are regularly traded on any national securities exchange or in the over-the-counter market if such purchase would not result in the March Group owning at the time of the purchase more than 3% of the outstanding equity interests of the Competitor Entity.
iv.	Restricted Area shall mean the United States or any other nation in which the Company, SI or a subsidiary of the Company or SI engages or, to his knowledge, intends to engage in a Non-Competition Activity.
		b.	During the Non-Competition Period and subject to
the Company's not being in breach of the terms of this Agreement, March shall not solicit or induce any employee of the Company, SI or a subsidiary of the Company or SI to leave its employ.
		c.	If the final judgment of a court of competent
jurisdiction declares that any term or provision of Paragraphs 8(a) or (b) above, is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.
	9.	Confidential Information.
		a.	March agrees that during and after the Term he
will not, directly or indirectly, disclose to any person, or use or otherwise exploit for the benefit of March or for the benefit of anyone other than the Company, SI or a subsidiary of the Company or SI
(collectively the "Company Group") any Confidential Information (as
defined in Section 9(c)).  March shall have no obligation hereunder to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by law; provided, however, that in the event disclosure is required by applicable law, March shall provide the Company with prompt notice of such requirement, prior to making any disclosure, so that the Company on behalf of itself or the applicable member of the Company Group may seek an appropriate protective order.
		b.	At the request of the Company, March agrees to
deliver to the Company at any time during the Term, or thereafter, all Confidential Information which March may possess or control. March agrees that all Confidential Information of a Company Group member
(whether now or hereafter existing) conceived, discovered or made by
March during the Term exclusively belongs to the relevant Company Group member (and not to March). March will promptly disclose such Confidential Information to the Company Group member and perform all actions reasonably requested by the relevant Company Group member to establish and confirm such exclusive ownership.
		c.	"Confidential Information" means any information
including, without limitation, any patent, patent application, copyright, trademark, trade name, service mark, service name, "know-how", trade secrets, customer lists, vendor lists, customer pricing or terms, details of client or consultant contracts, pricing policies, cost information, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans or any portion or phase of any business, scientific or technical information, ideas, discoveries, designs, computer programs (including source or object codes), processes, procedures, formulae, improvements, information relating to the products currently being sold, developed or contemplated, by the Company Group member, or which hereinafter may be sold, developed or contemplated, by the Company Group member through the date of termination of March's employment, including, but not limited to, catalytic research instruments, mixers, including vortex mixers, rotating, shaking or oscillating apparatus, thermoelectric apparatus, or bioprocessing systems or products; or any industrial or laboratory processes, apparatus or equipment relating thereto (the "Products") or other proprietary or intellectual property of the Company Group member, whether or not in written or tangible form, and whether or not registered, and including all memoranda, notes, summaries, plans, reports, records, documents and other evidence thereof.  The term "Confidential Information"
does not include, and there shall be no obligation hereunder with respect to, information that becomes generally available to the public other than as a result of a disclosure by March not permissible hereunder.
	10.	Key Man Insurance.  March agrees to cooperate with the
Company obtaining and maintaining during the Term at its expense a term insurance policy on his life with the Company as the sole beneficiary in such principal amount as may be determined by the Board of Directors of the Company, currently anticipated to be $350,000.
	11.	For Hire.  The Company shall own forever and throughout
the world all rights of any kind or nature now or hereafter known in and to all of the product of March's employment hereunder in any capacity and any and all parts thereof relating to the line of business of the Company or a Company Group Member as conducted during any period of March's employment, including, without limitation, patents (exclusively during the current and renewed or extended term of the patent issued anywhere in the world and thereafter, non-exclusively), trade names, trademarks, copyrights and all other property or proprietary rights in or to any ideas, concepts, designs, drawings, plans, prototypes or any other similar creative works and to the product of any or all of such services, March acknowledging and agreeing that for the foregoing purposes, March is performing his services as the Company?s employee-for-hire.  Without limiting the generality of the previous sentence, March acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by March or made available to March during his employment by the Company concerning the business of the Company or of a Company Group member shall be the property of the Company or of a Company Group member, as the case may be, and shall be delivered by March to the Company or Company Group Member, upon termination of this Agreement or at any other time at the Company's or the member's request.
	12. 	 Notices. Any notices pertaining to this Agreement if to
the Company shall be addressed to Altamira Instruments Inc., c/o Scientific Industries Inc., 70 Orville Drive, Bohemia, New York, 11716, attention:
Chief Executive Officer, with a copy of any notice to the Company to be sent to Leo Silverstein, Esq., Reitler Kailas & Rosenblatt LLC,
885 Third Avenue, New York, New York 10022 and if to March shall be addressed to him at his address stated in the opening Paragraph of this Agreement, with a copy of any notice to March to be sent to
Schnader Harrison Segal & Lewis LLP, Attention:  Jeffrey W. Letwin,
Esq. 2700 Fifth Avenue Place, 120 Fifth Avenue, Pittsburgh, Pennsylvania 15222-3010. All notices shall be in writing and shall be deemed duly given if personally delivered or sent by registered or certified mail, overnight or express mail or by telefax. If sent by registered or certified mail, notice shall be deemed to have been received and effective three days after mailing; if by overnight or express mail or by telefax, notice shall be deemed received the next business day after being sent.  Any party may change its address for notice hereunder by giving notice of such change in the manner provided herein.
	13.	Entire Agreement.  This Agreement contains the entire
agreement of the parties respecting the subject matter contained herein.
No modification of any provision hereof shall be effective except by a written agreement signed by the parties hereto. This Agreement may be executed in counterparts (each of which may be transmitted via facsimile) with the same effect as if all parties had signed the same document, and all counterparts shall be construed together and shall constitute the same instrument.
	14.	Miscellaneous.
		a.	This Agreement shall be governed by and construed
in accordance with the laws of the Commonwealth of Pennsylvania applicable to contracts entirely made and performed therein.
		b.	This Agreement shall be binding upon and inure to
the benefit of the parties, their respective successors, heirs and assigns (where permitted).
		c.	The waiver by one party hereto of any breach by the
other (the "Breaching Party") of any provision of this Agreement shall not operate or be construed as a waiver of any other (prior or subsequent) breach by the Breaching Party, and waiver of a breach of a provision in one instance shall not be deemed a waiver of a breach of such provision in any other circumstance.




IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the year and date first above written.


                                                ALTAMIRA INSTRUMENTS, INC.,


                                                By /s/ Helena R. Santos
                                                ___________________________

                                                Name: Helena R. Santos

                                                Title: CEO

                                                BROOKMAN P. MARCH

                                                /s/ Brookman P. March
                                                _____________________